Exhibit 10.5

First Amendment

to the

Opportunity Bank of Montana

Salary Continuation Agreement

For

Dale Field

This First Amendment is adopted this 11th day of October, 2018 by Opportunity Bank of Montana located in Helena, Montana (the “Bank”).

The Bank and Dale Field (the “Executive”) executed the Salary Continuation Agreement effective as of November 1, 2014 (the “Agreement”).

The undersigned hereby amends the Agreement for the purpose of increasing the benefits provided therein. Therefore, the following changes shall be made:

Section 2.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1. Normal Retirement Benefit. Upon Separation from Service after Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Sixty-One Thousand Five Hundred Dollars ($61,500) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following Separation from Service and continuing until the Executive’s death.

IN WITNESS OF THE ABOVE, the Bank hereby consents to this First Amendment.

Opportunity Bank of Montana

By:        /s/ Peter J. Johnson

Title:     President and Chief Executive Officer

Acknowledged:

/s/ Dale Field

Dale Field